NEUBERGER BERMAN EQUITY FUNDS
CLASS C
PLAN PURSUANT TO RULE 12b-1

SCHEDULE A

Class C of the following series of Neuberger Berman Equity Funds are subject to this Plan Pursuant to 12b-1, at the fee rates specified:

Series	Distribution Fee (as a Percentage of Average Daily Net Assets of Class C)

Neuberger Berman Emerging Markets Equity Fund	0.75%
Neuberger Berman Equity Income Fund	0.75%
Neuberger Berman Focus Fund	0.75%
Neuberger Berman Global Equity Fund	0.75%
Neuberger Berman Global Thematic Opportunities Fund	0.75%
Neuberger Berman Guardian Fund	0.75%
Neuberger Berman International Fund	0.75%
Neuberger Berman International Institutional Fund	0.75%
Neuberger Berman International Large Cap Fund	0.75%
Neuberger Berman Intrinsic Value Fund	0.75%
Neuberger Berman Large Cap Disciplined Growth Fund	0.75%
Neuberger Berman Large Cap Value Fund	0.75%
Neuberger Berman Mid Cap Growth Fund	0.75%
Neuberger Berman Mid Cap Intrinsic Value Fund	0.75%
Neuberger Berman Multi-Cap Opportunities Fund	0.75%
Neuberger Berman Real Estate Fund	0.75%
Neuberger Berman Select Equities Fund	0.75%
Neuberger Berman Small Cap Growth Fund	0.75%
Neuberger Berman Socially Responsive Fund	0.75%
Neuberger Berman Value Fund	0.75%
Series	Service Fee (as a Percentage of Average Daily Net Assets of Class C)

Neuberger Berman Emerging Markets Equity Fund	0.25%
Neuberger Berman Equity Income Fund	0.25%
Neuberger Berman Focus Fund	0.25%
Neuberger Berman Global Equity Fund	0.25%
Neuberger Berman Global Thematic Opportunities Fund	0.25%
Neuberger Berman Guardian Fund	0.25%
Neuberger Berman International Fund	0.25%
Neuberger Berman International Institutional Fund	0.25%
Neuberger Berman International Large Cap Fund	0.25%
Neuberger Berman Intrinsic Value Fund	0.25%
Neuberger Berman Large Cap Disciplined Growth Fund	0.25%
Neuberger Berman Large Cap Value Fund	0.25%
Neuberger Berman Mid Cap Growth Fund	0.25%
Neuberger Berman Mid Cap Intrinsic Value Fund	0.25%
Neuberger Berman Multi-Cap Opportunities Fund	0.25%
Neuberger Berman Real Estate Fund	0.25%
Neuberger Berman Select Equities Fund	0.25%
Neuberger Berman Small Cap Growth Fund	0.25%
Neuberger Berman Socially Responsive Fund	0.25%
Neuberger Berman Value Fund	0.25%

Dated:  December 15, 2012